UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 2, 2016

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma	73142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Paycom Software, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 2, 2016. Stockholders voted upon the following matters at the Annual Meeting:

1.	the election of three Class III directors, each to serve until the date of the 2019 annual meeting of stockholders and until his successor has been duly elected and qualified, or his earlier death, resignation or removal;

2.	the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.	the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

4.	the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

For additional information concerning the foregoing proposals, please see the descriptions of the proposals in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2016, each of which are incorporated herein by reference. The table below shows the final results of voting at the Annual Meeting:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Proposal 1: Election of Class III Directors
Jason D. Clark	42,606,445	70,444	7,790,996
Chad Richison	42,607,814	69,075	7,790,996
Sanjay Swani	42,578,483	98,406	7,790,996

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Proposal 2: Ratification of the Appointment of Grant Thornton LLP	50,410,970	41,479	15,436	7,790,996

Proposal 3: Advisory Vote to Approve Compensation of Named Executive Officers	42,530,591	108,122	38,176	7,790,996

	1 Year	2 Years	3 Years	Abstentions
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	39,231,952	1,220,115	2,207,453	17,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: May 5, 2016	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer